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                                                                  Exhibit 10.8.1

STATE OF NORTH CAROLINA

WAKE COUNTY                                       SUBLEASE TERMINATION AGREEMENT


     THIS SUBLEASE TERMINATION AGREEMENT (the "Agreement") is made and entered into this 19 day of August, 2002 (the "Execution Date"), by and among Lake Partners, LLC, a North Carolina limited liability company ("Lessor"), Virata
(USA), Inc., a California corporation authorized to conduct business in the State of North Carolina, successor in interest to RSA Communications, Inc. ("Sublessor") and LipoScience, Inc., a Delaware corporation formerly known as LipoMed, Inc. ("Sublessee").

                                   WITNESSETH:

     WHEREAS, Lessor and Sublessor, as the lessee thereunder, entered into that certain Lease Agreement dated July 1, 1998, as such has been amended pursuant to that certain Acceptance of Leased Premises Memorandum dated July 9, 1999 (collectively, the "Lease"), for the leasing of approximately 12,944 square feet of space contained in Suite 100 (the "Leased Premises") in that certain building located at Springfield Place, formerly known as Lake Plaza West, 700 Spring Forest Road, Raleigh, North Carolina 27609 (the "Building"). (The Lease is incorporated herein by reference in its entirety. Terms used and not otherwise defined herein shall have the meaning ascribed to them in the Lease.); and

     WHEREAS, Sublessor and Sublessee entered into that certain Agreement of Sublease dated February 5, 2001 (the "Sublease Agreement"), pursuant to which Sublessee subleased from Sublessor the Leased Premises, which hereinafter shall be deemed the "Subleased Premises"; and

     WHEREAS, Lessor, Sublessor, as the lessee thereunder, and Sublessee entered into that certain Consent to Sublease Agreement dated February 6, 2001 (the "Sublease Consent"), pursuant to which Lessor consented to the Sublease Agreement. (The Sublease Agreement and the Sublease Consent are incorporated herein by reference in their entirety and hereinafter collectively referred to as the "Sublease". Terms used and not hereinafter defined shall have the meaning ascribed to them in the Sublease.); and

     WHEREAS, the term of the Sublease expires on December 31, 2002; and

     WHEREAS, Sublessor and Sublessee desire to terminate the term of the Sublease effective 12:00 midnight on August 31, 2002, upon the terms and conditions contained herein; and

     WHEREAS, Lessor desires to consent to such Sublease termination, upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises, rent, mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor, Sublessor and Sublessee hereby agree as follows:

     1. Contingencies. Lessor, Sublessor and Sublessee hereby agree that the effectiveness of this Agreement shall be contingent upon (i) the execution of a new lease agreement by and between Lessor and a replacement tenant for the Subleased Premises (the "Replacement Lease"), on or before August 31, 2002, and
(ii) Sublessee's payment of a fee to Lessor in the amount of Sixty-seven Thousand Nine Hundred Fifty-six Dollars ($67,956.00) (the


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"Fee"), concurrently with the execution of this Agreement by Sublessee. If (i)
the Replacement Lease is not executed on or before August 31, 2002, and (ii) Sublessee does not pay the Fee to Lessor concurrently with the execution of this Agreement, then this Agreement shall automatically be terminated and shall be of no force or effect.

     2. Termination of Sublease. Subject to the conditions set forth in this Agreement, Sublessor and Sublessee hereby agree to terminate the Sublease and all future Sublease obligations, except as set forth below, of both Sublessor and Sublessee for the Subleased Premises as of 12:00 midnight on August 31, 2002 (the "Termination Date"). Subject to the conditions set forth in this Agreement, Lessor hereby consents to the termination of the Sublease and all future Sublease obligations, except as set forth below, of both Sublessor and Sublessee for the Subleased Premises as of the Termination Date. Notwithstanding the foregoing, Sublessee shall continue to be liable to Sublessor for any Operating Expense Adjustment for the Subleased Premises, including any amounts billed subsequent to the end of the 2002 calendar year on a pro rata basis for that period of 2002 during which Sublessee occupied the Subleased Premises, up to and including the Termination Date.

     3. Vacation of the Premises. As of the Termination Date, Sublessee shall relinquish any and all rights or claims to use or occupancy of the Subleased Premises, and shall have removed all of its personal property from the Subleased Premises, and shall leave the Subleased Premises in the condition required under the Lease and Sublease.

     4. Security Deposit. On or before thirty (30) days after the Termination Date, Sublessor shall deliver to the Sublessee the security deposit in the amount of Twenty One Thousand Five Hundred and Seventy Three Dollars and Thirty Three Cents ($ 21, 573.33)

     5. Binding Agreement. This Agreement shall be binding upon the parties, their representatives, heirs, successors and assigns.

     6. Counterparts. This Agreement may be executed in any number of counterparts, each of6which shall be an original, but all of which taken together shall constitute one and the same instrument.

                   (Signatures appear on the following page.)



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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized representatives, as of the day and year first above written.

                                 LESSOR: Lake Partners, L.L.C., a North Carolina limited liability company (SEAL)

                                 By: Capital Associates Limited Partnership, a North Carolina limited partnership, its Manager (SEAL)

                                 By:   /s/ Hugh D. Little                 (SEAL)
                                       -----------------------------------
                                       Hugh D. Little, General Partner



                                 LESSEE: Virata (USA), Inc., a California corporation


                                 By:      /s/ Brian Laperriere
                                       -----------------------------------------

(Corporate Seal)                 Name:        Brian Laperriere
                                       -----------------------------------------
 ATTEST:
                                 Title:       Vice President
 By:                                   -----------------------------------------
    --------------------------
                Secretary
    -----------


                                 SUBLESSEE: LipoScience, Inc., a Delaware corporation

                                 By:       /s/ Lucy G. Martindale
                                       -----------------------------------------
(Corporate Seal)
                                 Name:         Lucy G. Martindale
ATTEST:                                -----------------------------------------

By:    /s/ James Otvos           Title:  Executive Vice President and Chief
       ---------------                   ----------------------------------
         James Otvos Secretary           Financial Officer
         -----------                     -----------------